                                                                  EXHIBIT (a)(2)

                        RIVERSOURCE VARIABLE SERIES TRUST

                             AMENDMENT NO. 2 TO THE
                       AGREEMENT AND DECLARATION OF TRUST

      WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the "Declaration of Trust") of RiverSource Variable Series Trust (the "Trust"), amended and restated on September 11, 2007, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series of classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

      NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Variable Series Trust, do hereby certify that we have authorized the creation of five additional Series of the Trust and renaming RiverSource Variable Portfolio - Fundamental Value Fund, RiverSource Variable Portfolio - Emerging Markets Fund, RiverSource Variable Portfolio - International Opportunity Fund, RiverSource Variable Portfolio - Select Value Fund and RiverSource Variable Portfolio - Small Cap Value Fund, and have authorized the following amendment to said Declaration of Trust:

      Section 6 of Article III is hereby amended to read as follows:

            Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

    Disciplined Asset Allocation Portfolios - Aggressive
    Disciplined Asset Allocation Portfolios - Conservative
    Disciplined Asset Allocation Portfolios - Moderate
    Disciplined Asset Allocation Portfolios - Moderately Aggressive
    Disciplined Asset Allocation Portfolios - Moderately Conservative RiverSource Partners Variable Portfolio - Fundamental Value Fund RiverSource Partners Variable Portfolio - Select Value Fund
    RiverSource Partners Variable Portfolio - Small Cap Value Fund
    RiverSource Variable Portfolio - Balanced Fund
    RiverSource Variable Portfolio - Cash Management Fund
    RiverSource Variable Portfolio - Core Equity Fund
    RiverSource Variable Portfolio - Diversified Bond Fund
    RiverSource Variable Portfolio - Diversified Equity Income Fund
    RiverSource Variable Portfolio - Global Bond Fund
    RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - Growth Fund
    RiverSource Variable Portfolio - High Yield Bond Fund
    RiverSource Variable Portfolio - Income Opportunities Fund
    RiverSource Variable Portfolio - Large Cap Equity Fund
    RiverSource Variable Portfolio - Large Cap Value Fund
    RiverSource Variable Portfolio - Mid Cap Growth Fund
    RiverSource Variable Portfolio - Mid Cap Value Fund
    RiverSource Variable Portfolio - S&P 500 Index Fund
    RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Small Cap Advantage Fund
    Threadneedle Variable Portfolio - Emerging Markets Fund
    Threadneedle Variable Portfolio - International Opportunity Fund

            Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolutions of the Trustees establishing and designating such class of Shares.

            The rest of this Section 6 remains unchanged.

      The foregoing amendment is effective as of April 9, 2008.

             [The remainder of this page intentionally left blank.]

  IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 2 to the Agreement and Declaration of Trust on April 9, 2008.

/s/ Kathleen Blatz                        /s/ Arne H. Carlson
-------------------------------------     --------------------------------------
Kathleen Blatz *                          Arne H. Carlson *

/s/ Pamela G. Carlton                     /s/ Patricia M. Flynn
-------------------------------------     --------------------------------------
Pamela G. Carlton *                       Patricia M. Flynn *

/s/ Anne P. Jones                         /s/ Jeffrey Laikind
-------------------------------------     --------------------------------------
Anne P. Jones *                           Jeffrey Laikind *

/s/ Stephen R. Lewis, Jr.                 /s/ Catherine James Paglia
-------------------------------------     --------------------------------------
Stephen R. Lewis, Jr. *                   Catherine James Paglia *

/s/ Alison Taunton-Rigby                  /s/ William F. Truscott
-------------------------------------     --------------------------------------
Alison Taunton-Rigby *                    William F. Truscott **

*        901 S. Marquette Avenue
         Minneapolis, MN 55402

**       53600 Ameriprise Financial Center
         Minneapolis, MN 55474

Registered Agent:          Corporation Service Company
                           84 State Street
                           Boston, MA 02109